                                                                     Exhibit 8.1

                                                          ____________ ___, 1998

Investors Bank & Trust Company
Financial Product Services
200 Clarendon Street
Boston, MA  02116

    Re:   Custodian Agreement dated August 1, 1991 by and among
          GMO Trust, Grantham, Mayo, Van Otterloo & Co. and
          Investors Bank & Trust Company
          ------------------------------

Ladies and Gentlemen:

     GMO Trust (the "Trust") hereby notifies you that it has established an additional series of shares, namely, the "GMO Tax-Managed U.S. Core Fund" (the "New Fund"). The Trust and the Manager (as defined in the Agreement) desire that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

     If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Very truly yours,

                                        GMO TRUST

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By
   -------------------------------------
   Name:
   Title: